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Exhibit (d)(3)

CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

        This Confidential Settlement Agreement and Mutual Release (the "Settlement Agreement") is made and entered into by and between TROY Group, Inc., a Delaware corporation, Dirk, Inc., a Delaware corporation, the Dirk Family Trust, Westar Capital LLC, a limited liability company, Robert Messina, an individual, and Del Conrad, an individual (each individually, a "Party" and collectively, the "Parties"). This Settlement Agreement is made in light of the following Recitals:

RECITALS

        A.    On or about September 7, 2004, TROY Group, Inc., Dirk, Inc. and the Dirk Family Trust filed a complaint in the United States District Court for the Central District of California against Westar Capital LLC asserting claims for (1) violation of the Williams Act, 15 U.S.C. § 78n(e); (2) tortious interference with contract; (3) tortious interference with prospective contractual and economic relations; and (4) violation of California Business & Professions Code section 17200 et seq. TROY Group, Inc. et al. v. Westar Capital, LLC, Case No. SACV 04-1057 GLT (MLGx) (the "Action").

        B.    On September 29, 2004, Westar Capital, LLC filed in the Action and served its Notice of Motion and Motion to Dismiss Complaint for Failure to State a Claim Upon Which Relief Can be Granted pursuant to F.R.C.P. 12(b)(6).

        C.    The Parties now wish to resolve all disputes between them, including all claims and disputes between them relating to the issues raised in the Action, subject to the terms of this Settlement Agreement.

        D.    This Settlement Agreement shall not in any way be construed as an admission of fact or liability by any of the Parties, that any Party has acted wrongfully with respect to any other Party or any other person or entity, or that any Party has any rights against any other Party or any other Party's current or former officers, directors, employees or agents, or for any other fact or purpose not specifically set forth therein.

        NOW THEREFORE, the Parties hereby agree as follows:

AGREEMENT

        1.     In consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree in good faith as follows:

        2.     All paragraphs of the foregoing recitals are incorporated as though fully set forth herein.

        3.    Definitions.

          (a)   "TROY" means TROY Group, Inc.

          (b)   "TROY Released Parties" means TROY and each of its current and former agents, employees, officers, directors, trustees, subsidiaries, parent corporations, affiliates or attorneys.

          (c)   "Dirk" means Dirk, Inc.

          (d)   "Dirk Released Parties" means Dirk and each of its current and former agents, employees, officers, directors, trustees, subsidiaries, parent corporations, affiliates or attorneys.

          (e)   "Dirk Trust" means the Dirk Family Trust.

          (f)    "Dirk Trust Released Parties" means the Dirk Trust, the Patrick and Mary Dirk Grantor Trust, the Brian Dirk Trust, the Dirk 1998 Alaska Trust, the Dirk Education Trust, the Dirk Foundation, and Patrick J. Dirk, Mary Dirk, Brian P. Dirk, Lorrie Dirk Brown, Suzanne Dirk Anderson, Kristine Dirk Gigerich, individually and as trustees, and each of their respective current and former agents, employees, heirs, executors, administrators, trustees, beneficiaries, personal representatives, affiliates or attorneys.

          (g)   "Westar" means Westar Capital LLC, its partners, managing members, and shareholders.

          (h)   "Westar Released Parties" means Westar and each of their current and former agents, employees, officers, directors, trustees, subsidiaries, parent corporations, affiliates or attorneys, but not Messina or Conrad.

          (i)    "Messina" means Robert Messina and his spouse, Lori Messina.

          (j)    "Messina Released Parties" means Messina and their current and former agents, heirs, executors, personal representatives, affiliates or attorneys.

          (k)   "Conrad" means Del Conrad and his spouse, Janette Conrad.

          (l)    "Conrad Released Parties" means Conrad and their current and former agents, heirs, executors, personal representatives, affiliates or attorneys.

          (m)  "Affiliated Parties" means Westar's affiliates or associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) or any directors, officers, partners, employees, agents or other representatives of Westar or its affiliates or associates, but not Messina or Conrad (collectively, "Affiliated Parties").

          (n)   "Effective Date" means the first date on which this Settlement Agreement was signed by any of the Parties.

        4.    General Releases, Representations and Warranties by TROY, Dirk and the Dirk Trust.    Except with respect to claims and defenses related to allegations concerning breaches of this Settlement Agreement, and in consideration of this Settlement Agreement and the releases granted herein, TROY, Dirk and the Dirk Trust hereby expressly, fully, and forever

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release and discharge Westar, the Westar Released Parties, Messina, the Messina Released Parties, Conrad and the Conrad Released Parties from any and all claims, costs, expenses, attorneys' fees, debts, actions, causes of action, reckonings, bonds, bills, specialties, covenants, contracts, liabilities, demands, rights, damages, judgments, extents, executions, and losses of every nature and description whatsoever, in law, admiralty, or equity, known or unknown, absolute or contingent, suspected or unsuspected, concealed or hidden, asserted or that might have been asserted, arising out of any act, omission, transaction, event, occurrence or misrepresentation occurring on or before the Effective Date.

          (a)    Waiver of § 1542.    California Civil Code § 1542 states that:

    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

          TROY, Dirk and the Dirk Trust hereby acknowledge their rights under California Civil Code section 1542 and each of them hereby expressly waive any and all rights or benefits conferred by the provisions of section 1542 and by any similar provision of California or federal law, or the law of any other jurisdiction, now in effect or in effect in the future.

          (b)    No Assignment.    TROY, Dirk and the Dirk Trust each represent and warrant that they have not assigned or otherwise conveyed to anyone any claims which are the subject matter of this Settlement Agreement and that they have full power and authority to enter into this Settlement Agreement.

        5.    General Releases, Representations and Warranties by Westar, Messina and Conrad.    Except with respect to claims and defenses related to allegations concerning breaches of this Settlement Agreement, and in consideration of the Settlement Agreement and the releases granted herein, Westar, Messina and Conrad hereby expressly, fully, and forever release and discharge TROY, the TROY Released Parties, Dirk, the Dirk Released Parties, the Dirk Trust and the Dirk Trust Released Parties from any and all claims, costs, expenses, attorneys' fees, debts, actions, causes of action, reckonings, bonds, bills, specialties, covenants, contracts, liabilities, demands, rights, damages, judgments, extents, executions, and losses of every nature and description whatsoever, in law, admiralty, or equity, known or unknown, absolute or contingent, suspected or unsuspected, concealed or hidden, asserted or that might have been asserted, arising out of any act, omission, transaction, event occurrence or misrepresentation occurring on or before the Effective Date.

          (a)    Waiver of § 1542.    California Civil Code § 1542 states that:

    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

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        Westar, Messina and Conrad hereby acknowledge their rights under California Civil Code section 1542 and each of them hereby expressly waive any and all rights or benefits conferred by the provisions of section 1542 and by any similar provision of California or federal law, or the law of any other jurisdiction, now in effect or in effect in the future.

          (b)    No Assignment.    Westar, Messina and Conrad each represent and warrant that they have not assigned or otherwise conveyed to anyone any claims which are the subject matter of this Settlement Agreement and that they each have full power and authority to enter into this Settlement Agreement.

        6.    Covenants by Westar—Standstill.

          (a)   Unless in any case specifically invited in writing to do so by the Board of Directors of TROY, Westar agrees that for one year from the Effective Date, it will not, nor will it permit any of the Affiliated Parties, from and after the date that such person becomes, directly or indirectly, one of the Affiliated Parties, to:

              (i)  Acquire or beneficially own (as defined in Rule 13d-3 under the Exchange Act) shares of TROY common stock or other TROY securities having general voting power (or which upon conversion or exchange would have general voting power) in the election of directors;

             (ii)  Make or participate in any solicitation of proxies, or seek to advise or influence any person or entity with respect to the voting of any voting securities of TROY;

            (iii)  Form, join or in any way participate in a "group" with respect to the voting securities of TROY;

            (iv)  Initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to TROY, or petition the Board of Directors of TROY for an amendment to TROY's charter or bylaws, or induce or attempt to induce any other person to initiate any such stockholder proposal or petition;

             (v)  Seek election to or seek to place a representative on the Board of Directors of TROY or seek the removal of any member of the Board of Directors of TROY;

            (vi)  Call or seek to have called any meeting of the stockholders of TROY;

           (vii)  Deposit any shares of TROY common stock or other voting securities in a voting trust or subject them to a voting agreement or other agreement or arrangement with respect to the voting of such securities;

          (viii)  Otherwise act, alone or in concert with others, to seek to control the management, Board of Directors, policies or affairs of TROY or solicit, propose, seek to effect or negotiate with any other person with respect to any form of business combination

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    transaction with TROY or any affiliate thereof, or any restructuring, recapitalization or similar transaction with respect to TROY or any affiliate thereof, or solicit, make or propose, or encourage or negotiate with any other person with respect to, or announce an intent to make, any tender offer, exchange offer, or any other offer for any TROY securities;

            (ix)  Request TROY (or its directors, officers, employees or agents) to amend or waive any provision of this Settlement Agreement or request an invitation by TROY to effect any such amendment or waiver;

             (x)  Disclose an intent, purpose, plan or proposal with respect to TROY or any TROY securities inconsistent with the provisions of this Settlement Agreement, including an intent, purpose, plan or proposal that is conditioned on or would require TROY to waive the benefit of or amend any provision of this Settlement Agreement, or assist, participate in, facilitate, encourage or solicit any effort or attempt by any person to do or seek to do any of the foregoing; or

            (xi)  Encourage or render advice to or make any recommendation or proposal to any person or other entity to engage in any of the actions covered by these provisions.

          (b)   Westar further agrees that commencing one year after the Effective Date, it will not, nor will it permit any of the Affiliated Parties to, engage in any conduct described in paragraphs 6(a)(i)-(viii), (x) or (xi), unless it first requests and obtains permission in writing from the Board of Directors of TROY to do so. Any such requests, responses or related communications shall be subject to the confidentiality provisions in this Settlement Agreement.

        7.    Indemnification by Westar.    Westar hereby agrees to indemnify, defend, and hold harmless TROY and TROY's current and former subsidiaries (whether wholly, partially or indirectly owned), parent companies, directors, officers and employees, from all amounts, expenses and liabilities of any kind (including reasonable attorneys' fees), that may be imposed on or asserted against TROY, or TROY's current and former subsidiaries (whether wholly, partially or indirectly owned), parent companies, directors, officers and employees, by Messina and/or Conrad in any proceeding brought under Section 262 of the Delaware General Corporation Law, or other similar appraisal or dissenters' rights proceeding brought by or on their behalf, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of May 26, 2004, as amended by the First Amendment to the Agreement and Plan of Merger dated October 5, 2004 (the "Merger Agreement"), provided, however, that Westar shall have no responsibility for the Merger Consideration paid to Messina and/or Conrad pursuant to Section 3.1 of the Merger Agreement.

        8.    Irrevocable Proxy.    Messina, Conrad, and Dirk, Inc. agree to execute an irrevocable proxy substantially in the form attached hereto as Exhibit A on the Effective Date.

        9.    Press Releases.    Within one business day of the Effective Date, Westar shall issue, at its own expense, on either the Business Wire or the PRNewswire, a press release in the form attached hereto as Exhibit B. Within two business days of the Effective Date, TROY may issue, at its own expense, on either the Business Wire or the PRNewswire, a press release in the

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form attached hereto as Exhibit B.1. Any disclosures by TROY relating to the subject matter of this press release or Action shall not ascribe any further comments to Westar about its decision to withdraw its offer to purchase TROY other than those set forth in the press release(s) or TROY's Securities and Exchange Commission filings to date. Notwithstanding anything in this Agreement to the contrary, TROY shall be entitled to say that Westar made contingent offers to purchase TROY stock, that TROY asked Westar to make binding offers, and that Westar has withdrawn its offers. Westar shall make no public comment on the subject matter of the press release(s) or the Action beyond confirming the content of the press release(s).

        10.    Mutual Nondisparagement.    Westar, Messina and Conrad, each being solely responsible for its own conduct, each agree, covenant and represent that they shall not take any action or make any comments that actually or potentially disparage, disrupt, damage, impair, or otherwise interfere with the business interests or reputation of TROY, Dirk, the Dirk Trust, the TROY Released Parties, the Dirk Released Parties or the Dirk Trust Released Parties. Likewise, TROY, Dirk and the Dirk Trust, each being solely responsible for its own conduct, each agree, covenant and represent that they shall not take any action or make any comments that actually or potentially disparage, disrupt, damage, impair, or otherwise interfere with the business interests or reputation of Westar, the Westar Released Parties, Messina, the Messina Released Parties, Conrad or the Conrad Released Parties. Messina further agrees to execute and deliver a letter to TROY in the form of Exhibit D, and Conrad further agrees to execute and deliver a letter to TROY in the form of Exhibit E. TROY shall keep these letters confidential, in accordance with paragraph 16 below, except that TROY shall also be entitled to reveal the contents of such letters to any party in an appraisal rights proceeding, whether threatened or actually commenced in accordance with Delaware General Corporation Law section 262, brought or threatened in connection with the Merger Agreement, so long as TROY first secures such party's written assent to the terms of a confidentiality agreement at least as restrictive as the confidentiality provision set forth in paragraph 16 below, or an appropriate court order governing the use of confidential material in litigation.

        11.    Different or Subsequently Discovered Facts.    Each Party acknowledges and agrees that this Settlement Agreement is a complete compromise of matters involving disputed issues of law and fact and fully assumes the risk that the investigation conducted, if any, relating to the Action and the claims released pursuant to this Settlement Agreement, may be inadequate and that the facts with respect to which this Settlement Agreement is executed may hereafter be found to be different from the facts that such Party now believes to be true. Each Party assumes the risk of such possible differences of facts and hereby agrees that this Settlement Agreement shall remain in effect, notwithstanding such differences of fact. Each Party further recognizes that the other parties to this Settlement Agreement may have information or facts of which they are not aware and agrees and acknowledges that in entering into this Settlement Agreement it is not relying on any representations of any other Party not contained herein regarding the facts and circumstances relating to the Action and the claims released pursuant to this Settlement Agreement.

        12.    No Admission of Liability.    The Parties to this Settlement Agreement each acknowledge that they deny any liability to the other Parties hereto in connection with the Action, but desire to resolve the claims and causes of action between and among them without

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the necessity of further litigation. This Settlement Agreement is a compromise of disputed claims. Accordingly, this Settlement Agreement and the furnishing of consideration for this Settlement Agreement shall not constitute an admission of liability or wrongdoing, any and all of which liability or wrongdoing is expressly denied.

        13.    Dismissals.    The second day after the Effective Date that Court is open, the Parties to this Settlement Agreement, by and through their counsel, shall execute and file a stipulation substantially in the form attached hereto as Exhibit C.

        14.    Indemnification.    Each Party hereby agrees solely for itself (the "Indemnifying Party") to indemnify, defend, and hold harmless any other Party, and each of its affiliates or associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) or any directors, officers, partners, employees, agents or other representatives of such Party or its affiliates or associates, against and from all losses, claims, demands, causes of action, obligations, damages, judgments, expenses, and liabilities of any kind (including reasonable attorneys' fees), that may be imposed on, incurred by, or asserted against such other Party or its affiliate parties resulting from, arising out of, or relating to any breach by the Indemnifying Party of any representations, warranties, covenants, or agreements contained in this Settlement Agreement.

        15.    Attorneys' Fees and Costs.    In the event of any dispute in connection with or concerning the subject matter of this Settlement Agreement or any alleged breach of this Agreement, the prevailing party shall be entitled to recover all reasonable costs and expenses incurred by that Party, including reasonable attorneys' fees, expert, and consultant fees, and costs, in addition to any other relief to which it may be entitled. The Parties further agree that the prevailing party shall be entitled to recover all reasonable costs, including reasonable attorneys' fees and costs, of collecting any costs and expenses awarded pursuant to the prior sentence.

        16.    Confidentiality.    Each Party agrees not to disclose the existence or terms of this Settlement Agreement to any third party without the prior written consent of the other Parties. This obligation is subject to the following exceptions:

          (a)   Disclosure is permissible to any current officer, director, or employee of any Party who has reason to know such information and who has agreed to be bound by confidentiality provisions at least as protective as those set forth herein;

          (b)   Disclosure is permissible if required by government or court order, including subpoena, provided the Party required to disclose first gives the other Parties reasonable prior written notice to enable them to seek a protective order preventing or limiting such disclosure, provided that this prior notice requirement does not apply to disclosures within the Action;

          (c)   Disclosure is permissible if otherwise required by law or the rules of NASDAQ, a stock exchange or similar organization, provided the Party required to disclose first gives the other Parties reasonable prior written notice to enable them to seek a protective order preventing or limiting such disclosure;

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          (d)   Disclosure is permissible if required to enforce rights under this Settlement Agreement;

          (e)   Disclosure is permissible if required to respond to a request for indemnity under this Settlement Agreement. In such instance, the disclosing Party shall only disclose information regarding this Settlement Agreement to the extent absolutely necessary to respond to said claim of indemnity and shall give the other Parties reasonable, prior written notice of such disclosure.

          (f)    Each Party may disclose a copy of this Settlement Agreement to potential investors in, or acquirors of, TROY, if such disclosure is done in confidence as part of the normal due diligence investigation relating thereto.

Notwithstanding the foregoing, by virtue of this Settlement Agreement, TROY may make such disclosure as may be required in its SEC filings.

        17.    Scope.    The covenants, representations and warranties made under this Settlement Agreement, as well as any and all other obligations imposed under the Settlement Agreement, are worldwide in scope and application and are not limited to activities, conduct or operations occurring within the United States of America.

        18.    Costs, Expenses and Fees.    Each Party to this Settlement Agreement shall bear its own fees and costs, including attorneys' fees, incurred in connection with the Action, the negotiation and drafting of this Settlement Agreement, and any and all prior disputes between the Parties hereto as described in the Recitals.

        19.    Execution of Necessary Documents.    The Parties further agree to execute any and all documents required to effectuate the terms and conditions, purposes and aim of this Settlement Agreement.

        20.    Advice of Counsel.    Each Party affirms and acknowledges that it has both read this Settlement Agreement and had an opportunity to have this Settlement Agreement fully explained by counsel of choice, and fully understands and appreciates the words and terms used in this Settlement Agreement and their effect. Each Party further affirms and acknowledges that, except as set forth herein, this Settlement Agreement is a full and final compromise, release and settlement of any and all claims that were asserted or could have been asserted in the Action, and that each Party signs this Settlement Agreement of its own free will. Each Party, and/or the respective attorneys of each Party, has carefully and fully reviewed and revised, or has had an opportunity to review and revise this Settlement Agreement. The Parties represent and warrant they have executed this Settlement Agreement after careful consultation with counsel. The Parties agree that they negotiated the terms of this Settlement Agreement in good faith, and that it reflects a settlement that was reached voluntarily after consultation with competent legal counsel.

        21.    Amendments.    This Settlement Agreement may be amended or modified only by a written instrument signed by or on behalf of all of the Parties or their respective successors in interest.

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        22.    Integration.    The Parties intend that this settlement shall be the final and complete resolution of all disputes between them, including those arising out of the Action. This Settlement Agreement and Exhibits A, B, B.1, C, D, and E attached hereto, which are incorporated by reference, constitute the entire agreement between the Parties hereto and supersede any prior written or oral agreements and any contemporaneous oral agreements with respect to the subject matter hereof. No representations, warranties, or inducements have been made to any Party concerning this Settlement Agreement or Exhibits A, B, B.1, C, D, and E other than the representations, warranties, and covenants contained and memorialized in such documents.

        23.    Counterparts.    This Settlement Agreement may be executed in any number of counterparts and/or by facsimile, with the same effect as if all Parties have signed the same document, and each such executed counterpart shall be deemed to be an original instrument. All such executed counterparts together shall constitute one and the same instrument. True and correct copies may be used in lieu of the original.

        24.    Severability.    Should any part, term, provision or portion of this Settlement Agreement be decided by a court of competent jurisdiction to be illegal or in conflict with any laws of any state, or of the United States, and on account thereof, or for any other reason, be rendered unenforceable or ineffectual, the validity of the remaining parts, terms, portions or provisions shall be enforceable and shall not be affected thereby and the severed portion shall be reformed consistent with the intent of the Parties so as to be enforceeable to the extent possible.

        25.    Waiver of Breach.    The waiver of any breach of this Settlement Agreement by any Party shall not be a waiver of any subsequent or prior breach.

        26.    Authorization.    This Settlement Agreement is entered into by the undersigned Parties freely and voluntarily. Each person signing below warrants that such person is authorized to sign this Settlement Agreement in the capacity indicated and to bind the Party on behalf of which such person signed to the terms of this Settlement Agreement.

        27.    Notices.    Any notice, demand, or request required or permitted to be given under this Settlement Agreement shall be in writing and shall be deemed given when: (i) delivered personally; (ii) sent via registered or certified mail, return receipt requested; or (iii) sent via overnight courier; and addressed to the Party at the address of such Party as set forth below or such other address as such Party may request by notifying the other Party in writing. Such notices, demands or other requests to, of and by the Parties for purposes of this Settlement Agreement shall be addressed as follows:

  To TROY:

  Patrick J. Dirk
  TROY Group, Inc.
  2331 South Pullman Street
  Santa Ana, CA 92705

    With a copy to:

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    Gidon M. Caine, Esq.
    Dechert LLP
    975 Page Mill Road
    Palo Alto, CA 94304

  To Dirk:

  Patrick J. Dirk
  Dirk, Inc.
  2331 South Pullman Street
  Santa Ana, CA 92705

    With a copy to:

    Gidon M. Caine, Esq.
    Dechert LLP
    975 Page Mill Road
    Palo Alto, CA 94304

  To the Dirk Trust:

  Patrick J. Dirk
  The Dirk Family Trust
  2331 South Pullman Street
  Santa Ana, CA 92705

    With a copy to:

    Gidon M. Caine, Esq.
    Dechert LLP
    975 Page Mill Road
    Palo Alto, CA 94304

  To Westar:

  Michel Glouchevitch
  Westar Capital LLC
  949 South Coast Drive, Suite 650
  Costa Mesa, CA 92626

    With a copy to:

    Jeffrey H. Reeves
    Gibson, Dunn & Crutcher LLP
    4 Park Plaza

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    Irvine, CA 92614

  To Messina:

  Robert Messina
  31102 Boca Raton
  Laguna Niguel, CA 92677

    With a copy to:

    Jeffrey H. Reeves
    Gibson, Dunn & Crutcher LLP
    4 Park Plaza
    Irvine, CA 92614

  To Conrad:

  Del Conrad
  1144 Valley View Drive
  Fullerton, CA 92833

    With a copy to:

    Jeffrey H. Reeves
    Gibson, Dunn & Crutcher LLP
    4 Park Plaza
    Irvine, CA 92614

        28.    Governing Law.    This Settlement Agreement and Exhibits B, B.1, C, D, and E hereto shall be considered to have been negotiated, executed, delivered, and to be wholly performed in the State of California, and the rights and obligations of the Parties to this Settlement Agreement, and Exhibits B, B.1, C, D, and E hereto shall be construed in accordance with, and governed by, the internal, substantive laws of the State of California, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

        29.    Jurisdiction of Disputes.    The Parties agree that the United States District Court for the Central District of California and/or the Superior Court of California in and for the County of Orange shall have exclusive jurisdiction over any disputes arising out of the terms of this Settlement Agreement, Exhibits A, B, B.1, C, D, and E, or their enforcement. The Parties agree and expressly consent that personal and subject matter jurisdiction and venue with respect to the interpretation and enforcement of this Settlement Agreement and Exhibits A, B, B.1, C, D, and E, is only proper in the United States District Court for the Central District of California and/or the Superior Court of California in and for the County of Orange.

        30.    Construction.    The Parties to this Settlement Agreement agree that the Settlement Agreement and Exhibits A, B, B.1, C, D, and E shall be deemed to have been drafted by each of

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their counsel collaboratively, and that no presumption of interpretation against the drafting Party shall apply.

        31.    Assignment.    This Settlement Agreement, and in particular the releases granted by the Parties, shall be binding upon and shall inure to the benefit of their successors, whether by merger, sale of assets or stock, or otherwise. The rights and obligations of the Parties under this Settlement Agreement may not be otherwise assigned without the express prior written consent of the other Parties.

        32.    Miscellaneous.    Whenever the singular or plural number, or masculine or feminine or neuter gender, is used herein, or references to corporations or entities are made, it shall equally include the other.

        IN WITNESS WHEREOF, the Parties, individually or by their duly authorized representatives, have executed this Settlement Agreement.

Approved as to form and content for TROY Group, Inc.		TROY Group, Inc.
By	/s/ GIDEON M. CAINE	By	/s/ PATRICK DIRK
Attorney for TROY Group, Inc.
		Name	Patrick Dirk
Date	11/5/2004	Title	CEO
		Date	November 5, 2004
Approved as to form and content for Dirk, Inc.		Dirk, Inc.
By	/s/ GIDEON M. CAINE	By	/s/ PATRICK DIRK
Attorney for Dirk, Inc.
		Name	Patrick Dirk
Date	11/5/2004	Title	President
		Date	November 5, 2004

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Approved as to form and content for the Dirk Family Trust		Dirk Family Trust
By	/s/ GIDEON M. CAINE	By	/s/ PATRICK DIRK
Attorney for the Dirk Family Trust
		Name	Patrick Dirk
Date	11/15/2004	Title	Trustee
		Date	November 5, 2004
Approved as to form and content for Westar Capital LLC		Westar Capital LLC
By	/s/ JEFFREY H. REEVES	By	/s/ MICHEL GLOUCHERITCH
Attorney for Westar Capital LLC
		Name	Michel Gloucheritch
Date	11-5-04	Title	Managing Director
		Date	November 5, 2004
Approved as to form and content for Robert Messina		Robert Messina
By	/s/ JEFFREY H. REEVES	By	/s/ ROBERT MESSINA
Attorney for Robert Messina			Robert Messina
Date	11-5-04	Date	11-8-04
Approved as to form and content for Lori Messina			Lori Messina
By	/s/ JEFFREY H. REEVES	By	/s/ LORI MESSINA
Attorney for Lori Messina			Lori Messina
Date	11-5-04	Date	11-8-04

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Approved as to form and content for Del Conrad		Del Conrad
By	/s/ JEFFREY H. REEVES	By	/s/ DEL CONRAD
Attorney for Robert Messina			Del Conrad
Date	11-5-04	Date
Approved as to form and content for Janette Conrad			Janette Conrad
By	/s/ JEFFREY H. REEVES	By	/s/ JANETTE CONRAD
Attorney for Janette Conrad			Janette Conrad
Date	11-5-04	Date

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  Exhibit (d)(3)
CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE